Exhibit 10.1

FORM OF NON-REDEMPTION AGREEMENT
 AND ASSIGNMENT OF ECONOMIC INTEREST

This Non-Redemption Agreement and Assignment of Economic Interest (this “Agreement”) is entered as of March [●], 2023 by and among Home Plate Acquisition Corporation (“SPAC”), Home Plate Sponsor LLC (“Sponsor”) and the undersigned investor(s) (“Investor”).

RECITALS

WHEREAS, the Sponsor currently holds shares of Class B common stock of SPAC, which were initially purchased by the Sponsor in a private placement prior to SPAC’s initial public offering (such shares (including, as applicable, the shares of Class A common stock of SPAC into which such shares are convertible), the “Founder Shares” and such shares of Class A common stock, as converted, the “Class A Founder Shares”);

WHEREAS, SPAC expects to hold a special meeting of stockholders (the “Meeting”) for the purpose of approving, among other things, an amendment to SPAC’s Amended and Restated Certificate of Incorporation (the “Charter”) to extend the date by which SPAC must consummate an initial business combination (the “Initial Business Combination”) for up to six additional months until as late as October 4, 2023 (such proposed Charter amendment, as proposed to be considered and voted upon at the Meeting, the “Extension Amendment”);

WHEREAS, the Charter provides that a stockholder of SPAC may redeem its shares of Class A common stock, par value $0.0001 per share, initially sold as part of the units in SPAC’s initial public offering (whether they were purchased in our initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares, the “Common Stock”) in connection with the Extension Amendment, on the terms set forth in the Charter (“Redemption Rights”);

WHEREAS, subject to the terms and conditions of this Agreement, the Sponsor desires to transfer to Investor, and Investor desires to acquire from the Sponsor, that number of Founder Shares set forth opposite such Investor’s name on Exhibit A, which shall be converted by the Sponsor into shares of Class A common stock, par value $0.0001 as permitted by the Charter prior to the transfer (the “Assigned Securities”), to be transferred to Investor in connection with SPAC’s completion of its Initial Business Combination, and, prior to the transfer of the Assigned Securities to Investor, the Sponsor desires to assign the economic benefits of the Assigned Securities to Investor;

WHEREAS, SPAC expects to register such Assigned Securities on Form F-4 in connection with the Initial Business Combination.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor, the Sponsor, and SPAC hereby agree as follows:

1.	Terms of Transfer.

1.1
(a) Upon the terms and subject to the conditions of this Agreement, if (a) as of 5:00 PM, New York time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (b) Investor did not exercise (or, if exercised, Investor validly rescinded) its Redemption Rights with respect to such Investor Shares in connection with the Meeting, and (c) the Extension Amendment is approved at the Meeting and is effected by SPAC’s filing with the Secretary of State of the State of Delaware an amendment to the Charter giving effect to the Extension Amendment, then the Sponsor hereby agrees to (i) assign and transfer to Investor for no additional consideration, at such time as the conditions set forth in Section 1.2 are satisfied, the Assigned Securities set forth in Exhibit A, and (ii) assign to Investor the Economic Interest (as defined below) associated with the Assigned Securities.

(b)
The term “Investor Shares” shall mean the lesser of (i) [●] Public Shares, and (ii) 9.9% of the total number of the shares of Class A common stock, par value $0.0001 per share, outstanding after giving effect to any redemptions made in connection with the Meeting, including, for the avoidance of doubt: (A) all Public Shares that are not redeemed, including those Public Shares subject to non-redemption agreements with other SPAC stockholders similar to this Agreement on or about the date of the Meeting and (B) all Class A Founder Shares converted prior to the effectiveness of Class A common stock redemptions made in connection with the Meeting.

(c)
The Sponsor and SPAC agree to provide Investor with the final number of Investor Shares subject to this Agreement on the first business day before the date of the Meeting in sufficient time to allow Investor to exercise Redemption Rights with respect to any Common Stock other than Investor Shares, if desired.

1.2	The Sponsor and Investor hereby agree that the assignment and transfer of the Assigned Securities shall be subject to the condition that the Initial Business Combination is consummated.

Upon the satisfaction of the foregoing condition, the Sponsor shall, immediately prior to the consummation of the Initial Business Combination, assign and transfer the Assigned Securities to Investor (or its transferees ), free and clear of any liens or other encumbrances, other than restrictions on transfer imposed by securities law. The Sponsor covenants and agrees to facilitate such transfer to Investor (or its affiliates, in Investor’s discretion) in accordance with the foregoing.

1.3
Adjustment to Share Amounts. If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, subdivision or reclassification of the Common Stock of SPAC or other similar event (other than the conversion of Founder Shares into shares of Class A common stock in accordance with the Charter), then, as of the effective date of such consolidation, combination, subdivision, reclassification or similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Common Stock.

1.4
Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving SPAC in which its Common Stock is converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of Common Stock of SPAC, the Sponsor shall transfer, with respect to each Founder Share to be transferred hereunder, upon the Sponsor’s receipt thereof, the kind and amount of securities, cash or other property into which such Assigned Securities converted or exchanged; and the Economic Interest shall be with respect to such kind and amount of securities, cash or other property.

1.5
Forfeitures, Transfers, etc. Investor shall not be required to forfeit or transfer the Assigned Securities or any of its rights hereunder with respect to the Assigned Securities. Investor acknowledges that, pursuant to the Second Amended and Restated Limited Liability Company Agreement of the Sponsor (as it exists on the date hereof, the “Sponsor LLC Agreement”), prior to, or at the time of, the Initial Business Combination, any Manager (as defined in the Sponsor LLC Agreement as in effect on the date hereof) of the Sponsor has the authority to cause the Sponsor to subject the Founder Shares to forfeitures, surrender, claw backs, transfers, disposals, exchanges, earn-outs, restructurings or other restrictions, or other provisions relating to the Founder Shares set forth in the instruments establishing the same or enter into any other arrangements with respect to the Founder Shares, and that any Manager (as defined in the Sponsor LLC Agreement as in effect on the date hereof) is authorized to effectuate such forfeitures, surrender, claw backs, transfers, disposals, exchanges, earn-outs, restructurings or other restrictions, or other provisions relating to the Founder Shares set forth in the instruments establishing the same or enter into any other arrangements with respect to the Founder Shares, including arrangements relating to the relaxation or early release of restrictions, in such amounts and pursuant to such terms as they determine in their sole and absolute discretion for any reason. Sponsor acknowledges and agrees that any such forfeiture, surrender, claw back, transfer, disposal, exchange, earn-out, restructuring or other restriction, or other provisions relating to the Founder Shares set forth in the instruments establishing the same or enter into any other arrangements with respect to the Founder Shares shall apply only to the Founder Shares other than the Assigned Securities and the terms and conditions applicable to the Assigned Securities and the Economic Interest shall not be changed as a result of any such forfeitures, surrender, claw backs, transfers, disposals, exchanges, earn-outs, restructurings or other restrictions, or other provisions relating to the Founder Shares set forth in the instruments establishing the same or enter into any other arrangements with respect to the Founder Shares.

1.6
Delivery of Shares; Other Documents. At the time of the transfer of the Assigned Securities hereunder, the Sponsor shall deliver the Assigned Securities to Investor by transfer of book-entry shares effected through SPAC’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.7
Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the failure of SPAC’s stockholders to approve the Extension at the Meeting, or the determination of SPAC not to proceed to effect the Extension Amendment, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of SPAC, (d) the mutual written agreement of the parties hereto, (e) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investor Shares are actually redeemed in connection with the Meeting, or (f) the Meeting does not occur on or prior to April 4, 2023. Notwithstanding any provision in this Agreement to the contrary, the Sponsor’s obligation to transfer the Assigned Securities to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Section 1.2 and (ii) Investor not exercising its Redemption Rights (or rescinding any redemptions made pursuant to such Redemption Rights) with respect to such Investor Shares in connection with the Meeting.

1.8
No Lock-Up. The Assigned Securities shall not be subject to any form of lock-up or other restriction on sale, disposition, assignment, pledge or other transfer, except for restrictions imposed by applicable securities laws, if any.

2.	Assignment of Economic Interest.

2.1
Immediately upon satisfaction of the conditions set forth in Section 1.1, the Sponsor hereby assigns to Investor all of its economic right, title and interest in and to that number of Assigned Securities set forth on Exhibit A (the “Economic Interest”), subject to adjustment as set forth in Section 1.3. The Economic Interest represents the Sponsor’s right to receive dividends and other distributions made by the Sponsor pursuant to the Sponsor LLC Agreement allocated to that number of Assigned Securities set forth on Exhibit A represented by the Founder Shares held directly by the Sponsor.

2.2
If at any time the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, split or reclassification or other similar event, then, as of the effective date of such consolidation, combination, split, reclassification or similar event, the number of shares underlying the Economic Interest shall be adjusted in proportion to such increase or decrease in outstanding Founder Shares.

2.3
Investor acknowledges and agrees that it is not a member of the Sponsor, it has no right to vote on matters of the Sponsor as a result of the Assigned Securities or Economic Interest, or to vote any Assigned Securities prior to their transfer to Investor pursuant to this Agreement.

2.4
Investor acknowledges and agrees that if it has a right pursuant to its Economic Interest to receive any dividends or other distributions paid in Common Stock or other non-cash property that is subject to the transfer restrictions and/or lockup period set forth in Section 5(a) of  either that certain Letter Agreement, dated September 29, 2021 (as it exists on the date hereof, the “Stockholder Letter Agreement”), by and among SPAC, officers and directors of SPAC, and the other stockholders of SPAC signatory thereto or that certain Letter Agreement, dated September 29, 2021 (as it exists on the date hereof, the “Sponsor Letter Agreement”) by and among SPAC and Sponsors, the Sponsor shall transfer all of its right, title and interest in such dividends or distributions concurrently with the transfer of the Assigned Securities to such Investor pursuant to Section 1.

2.5
If the conditions to the transfer of the Assigned Securities upon the consummation of an Initial Business Combination are not satisfied with respect to any Founder Shares, then Investor at such time shall automatically assign its Economic Interest in such Assigned Securities back to the Sponsor, for no consideration.

3.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, the Sponsor that:

3.1	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Assigned Securities.

3.2
Accredited Investor. Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

3.3
Intent. Investor is acquiring the Assigned Securities solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell Assigned Securities to or through any person or entity except as may be permitted hereunder.

3.4	Restrictions on Transfer; Trust Account; Redemption Rights.

3.4.1
Investor acknowledges and agrees that the Assigned Securities are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of SPAC’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

3.4.2
Investor agrees, solely for the benefit of and, notwithstanding anything else herein to the contrary, enforceable only by SPAC, to waive any right that it may have to elect to have SPAC redeem any Investor Shares in connection with the Extension Amendment and agrees not to redeem or otherwise exercise any right to redeem, the Investor Shares in connection with the Extension Amendment, and agrees to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Extension Amendment. For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability, in each case in its discretion, to (i) redeem any Public Shares (other than the Investor Shares in connection with the Extension Amendment), (ii) sell or otherwise dispose of any Public Shares (other than the Investor Shares) prior to the date of the Meeting, or (iii) sell or otherwise dispose of any Public Shares after the date of the Meeting.

3.4.3
Investor acknowledges and understands the Assigned Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer Assigned Securities, such Assigned Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Assigned Securities or any interest therein is proposed to be made (other than pursuant to an effective registration statement or Rule 144 under the Securities Act), as a condition precedent to any such transfer, Investor may be required to deliver to SPAC an opinion of counsel satisfactory to SPAC that registration is not required with respect to the Assigned Securities to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Assigned Securities.

3.5	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Assigned Securities.

3.6
Risk of Loss. Investor is aware that an investment in the Assigned Securities is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Assigned Securities. Investor is able to bear the economic risk of its investment in the Assigned Securities for an indefinite period of time and able to sustain a complete loss of such investment.

3.7
Independent Investigation. Investor has relied upon an independent investigation of SPAC and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from the Sponsor or any representatives or agents of the Sponsor, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of SPAC and has had an opportunity to ask questions of, and receive answers from SPAC’s management concerning SPAC and the terms and conditions of the proposed sale of the Assigned Securities and has had full access to such other information concerning SPAC as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

3.8
Organization and Authority. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized and it possesses all requisite power and authority to acquire the Assigned Securities, enter into this Agreement and perform all the obligations required to be performed by Investor hereunder.

3.9
Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Assigned Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Assigned Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Assigned Securities. Investor’s subscription and payment for and continued beneficial ownership of the Assigned Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

3.10
Authority. This Agreement has been validly authorized, executed and delivered by Investor and (assuming due authorization, execution and delivery by the Sponsor and SPAC) is a valid and binding agreement enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.11
No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

3.12
No Advice from Sponsor. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Sponsor or SPAC explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of the Sponsor or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, the Sponsor, SPAC, the Assigned Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

3.13
Reliance on Representations and Warranties. Investor understands that the Assigned Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Sponsor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

3.14
No General Solicitation. Assuming the accuracy of the Sponsor’s representations and warranties in Section 4.5, Investor is not subscribing for Assigned Securities as a result of or subsequent to any general solicitation or general advertising within the meaning of Regulation D under the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.15
Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Assigned Securities nor is Investor entitled to or will accept any such fee or commission.

4.	Representations and Warranties of Sponsor. The Sponsor represents and warrants to, and agrees with, Investor that:

4.1
Power and Authority. The Sponsor is a limited liability company duly formed and validly existing and in good standing as a limited liability company under the laws of the State of Delaware and possesses all requisite limited liability company power and authority to enter into this Agreement and to perform all of the obligations required to be performed by the Sponsor hereunder, including the assignment, sale and transfer the Assigned Securities and the assignment of the Economic Interest.

4.2
Authority. All corporate action on the part of the Sponsor and its officers, directors and members necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Sponsor required pursuant hereto has been taken. This Agreement has been duly executed and delivered by the Sponsor and (assuming due authorization, execution and delivery by Investor) constitutes the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

4.3
Title to Securities. The Sponsor is the record and beneficial owner of, and has good and marketable title to, the Assigned Securities and will, immediately prior to the transfer of the Assigned Securities to Investor, be the record and beneficial owner of the Assigned Securities, in each case, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally and applicable securities laws). The Assigned Securities to be transferred, when transferred to Investor as provided herein, will be free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (other than transfer restrictions and other terms and conditions that apply to the Founder Shares generally, under applicable securities laws). The Assigned Securities are duly authorized, fully paid, and non-assessable and will be registered on Form F-4 filed in connection with the Initial Business Combination (or, to the extent Form F-4 is not available to register such Assigned Securities due to applicable securities laws, within 30 days after the consummation of the Initial Business Combination, on Form F-1).

4.4
No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Sponsor’s certificate of formation or the Sponsor LLC Agreement, (ii) any agreement or instrument to which the Sponsor is a party or by which it is bound (including the Sponsor LLC Agreement) or (iii) any law, statute, rule or regulation to which the Sponsor is subject or any order, judgment or decree to which the Sponsor is subject. The Sponsor is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement, including the transfer the Assigned Securities and the assignment of the Economic Interest in accordance with the terms hereof.

4.5
No General Solicitation. The Sponsor has not offered the Assigned Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

4.6
Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Assigned Securities nor is the Sponsor entitled to or will accept any such fee or commission.

4.7	Transfer Restrictions. Until termination of this Agreement, the Sponsor shall not transfer any of the Assigned Securities or any economic benefit of the Assigned Securities.

4.8
Reliance on Representations and Warranties. The Sponsor understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Sponsor set forth in this Agreement.

4.9
No Pending Actions. There is no action pending against the Sponsor or SPAC or, to the Sponsor’s or SPAC’s knowledge, threatened against the Sponsor or SPAC, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, or enjoin or materially delay the performance by the Sponsor or SPAC of their obligations under this Agreement.

4.10
Indemnity. The Sponsor shall indemnify and hold harmless Investor and its affiliates and its and their respective directors, officers, employees and other representatives from and against any and all liabilities to the extent arising out of or related to expenses and/or liabilities incurred by the Sponsor.

5.
Trust Account. Until the earlier of (a) the consummation of the Initial Business Combination; (b) the liquidation of the Trust Account; and (c) 24 months from consummation of SPAC’s initial public offering, SPAC will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting certain conditions of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations. In order to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, SPAC further confirms that it will not utilize any funds from its Trust Account to pay any potential excise taxes that may become due pursuant to the Inflation Reduction Act of 2022 upon a redemption of the Public Shares, including in connection with a liquidation of SPAC.

6.
Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided, however, that if jurisdiction is not then available in the Delaware Chancery Court, then any such legal action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each party further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

7.	Assignment; Entire Agreement; Amendment.

7.1
Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by any of SPAC, the Sponsor or Investor shall require the prior written consent of the other parties; provided, that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof.

7.2
Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

7.3
Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

7.4	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

8.
Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

9.
Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10.	Survival; Severability.

10.1	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

10.2
Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

11.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.
Disclosure; Waiver. As soon as practicable, but in no event later than one business day, after execution of this Agreement by all parties, SPAC will file a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the “Form 8-K”), disclosing, to the extent not previously publicly disclosed, (a) all material terms of the transactions contemplated hereby and (b) any other material non-public information that the Sponsor, SPAC, or any person acting on behalf of either has provided to Investor at any time prior to the filing of the Form 8-K. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. SPAC agrees that the name of Investor (and, for the avoidance of doubt, any affiliate thereof) shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor (i) acknowledges that the Sponsor may possess or have access to material non-public information which has not been communicated to Investor; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that it may now have or may hereafter acquire, whether presently known or unknown, against the Sponsor or any of SPAC’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving SPAC, including without limitation, any claims arising under Rule 10b-5 under the Exchange Act; and (iii) is aware that the Sponsor is relying on the truth of the representations set forth in Section 3 of this Agreement and the foregoing acknowledgement and waiver in this Section 12, in connection with the transactions contemplated by this Agreement. The Sponsor and SPAC acknowledge and represent that upon the filing of the Form 8-K, Investor shall not be in possession of any material non-public information received from the Sponsor, SPAC, or any person acting on behalf of either.

13.
Independent Nature of Rights and Obligations. Nothing contained herein, and no action taken by any party pursuant hereto, shall be deemed to constitute Investor and the Sponsor as, and the SPAC and Sponsor acknowledge that Investor and the Sponsor do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Investor and the Sponsor are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any matters, and the SPAC and Sponsor acknowledge that Investor and the Sponsor are not acting in concert or as a group, and neither the SPAC nor the Sponsor shall assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement.

14.
Most Favored Nation. In the event the Sponsor or SPAC enters into one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting (each, an “Other Agreement”, and the SPAC stockholder party thereto, an “Other Investor”), the Sponsor and SPAC represent that the terms of such Other Agreements are or will not be materially more favorable to such Other Investor than the terms of this Agreement are in respect of Investor. For the avoidance of doubt, the Sponsor and SPAC acknowledge and agree that a ratio of Investor Shares to Assigned Securities in any other such Other Agreement that is more favorable to such Other Investor than such ratio in this Agreement is to Investor would be materially more favorable to such Other Investor. In the event that any Other Investor is afforded any such more favorable terms than Investor, the Sponsor shall promptly inform Investor of such more favorable terms in writing, and Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

SPAC

HOME PLATE ACQUISITION CORPORATION

By:
Name:	Daniel Ciporin
Title:	Chief Executive Officer

SPONSOR

HOME PLATE SPONSOR LLC

By:
Name:	Daniel Ciporin
Title:	Chief Executive Officer

[Signature Page to Non-Redemption Agreement]

 EXHIBIT A

Investor	Assigned Securities / Economic Interest Assigned	Number of Public Shares to be Held as Investor Shares
[●]	[●]	[●]